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                                                                   EXHIBIT 23(A)

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of our reports dated February 27, 1995, appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 27, 1995, appearing as Exhibit 99(a) in the Company's Current Report on Form 8-K dated March 9, 1995 relating to the Selected Financial Data under the captions "Operating Results," "Financial Position" and "Common Share Data" for each of the five years in the period ended December 30, 1994 included in the 1994 Annual Report to Stockholders of the Company. We also consent to the inclusion as Exhibit 99 to this Registration Statement of our report dated February 27, 1995 relating to information under the caption "Summary Financial Information," for each of the five years in the period ended December 30, 1994, appearing in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
June 20, 1995